UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In an order dated June 12, 2006 (the “Extension Order”), the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) extended the deadline for the submission of ballots and master ballots (the “Voting Deadline”) to accept or reject the Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 28, 2006 (as may be amended and/or modified, the “April Plan”) of Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries (collectively, with the Company, the “Debtors”). The Voting Deadline for the submission of ballots to the balloting agent to accept or reject the April Plan was June 19, 2006, and in the case of securities held through an intermediary, June 14, 2006, or such earlier date as established by the intermediary. Pursuant to the Extension Order, the Voting Deadline to accept or reject the April Plan has been extended to 4:00 p.m. (prevailing New York time) on July 26, 2006, and in the case of securities held through an intermediary, the deadline for instructions to be received by the intermediary has been extended to 4:00 p.m. (prevailing New York time) on July 21, 2006 or such other date as specified by the applicable intermediary, so that master ballots can be prepared and received by the Voting Deadline.

Pursuant to the Extension Order, the Voting Deadline to accept or reject the Second Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code relating to Parnassos Communications, L.P. and Century-TCI California Communications, L.P., the joint ventures the Debtors hold with Comcast Corporation (“Comcast”), dated June 5, 2006 (the “Proposed Plan”) is 4:00 p.m. (prevailing New York time) on June 21, 2006.

This filing is not intended to be, nor should it be construed as, a solicitation for a vote on the April Plan or the Proposed Plan.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC (“Time Warner”) and Comcast is approved and consummated, whether the contemplated modifications to such sale transactions, as well as the contemplated Proposed Plan for the Comcast joint ventures, will be approved and timely consummated in time to close the sale of such assets to Time Warner and Comcast, the potential costs and impacts of the transactions contemplated by the proposed modifications, whether the April Plan is confirmed and consummated in time to close the sale of such assets to Time Warner and Comcast in the event the contemplated modifications to such sale transactions are not approved and timely consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Items 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in the Debtors’ supplement to the Fourth Amended Disclosure Statement, filed with the Bankruptcy Court on April 28, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com. Information contained on the Company’s Internet website is not incorporated by reference into this report. Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2006	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ Brad M. Sonnenberg
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary